EXHIBIT 99.23(j)(iii)

                            Executive Investors Trust

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or Trustee of Executive Investors Trust hereby appoints Larry R. Lavoie or Glenn O. Head, and each of them, his true and lawful attorney to execute in his name, place and stead and on his behalf a Registration Statement on Form N-1A for the registration pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 shares of beneficial instestes of said Massachusetts Business Trust, and any and all amendments to said Registration Statement (including post-effective amendments), and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of said attorney.

      IN WITNESS WHEREOF, the undersigned has executed this instrument this 21st day of September 2000.

                              /s/ Robert M. Grohol
                              --------------------
                              Robert M. Grohol